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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2004

MRS. FIELDS FAMOUS BRANDS, LLC
(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-1050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        (b)   On November 30, 2004, Mrs. Fields Famous Brands, LLC (the "Company") accepted the resignation of Dudley Mecum as Chairperson and member of its Board of Managers, and as Chairperson and member of the Executive Committee and Audit Committee of its Board of Managers, effective as of December 2, 2004.

        (d)   On November 30, 2004, the sole member of the Company, acting by resolution in accordance with the Company's limited liability company agreement, appointed John D. Collins to serve as a member of the Company's Board of Managers. Mr. Collins, formerly a Senior Audit Partner with KPMG, LLP, was also appointed by the Board of Managers to serve on its Audit Committee. Mr. Collins will serve as an independent member of the Board and will receive the standard compensation paid to members of the Company's Board of Managers.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC
/s/ SANDRA BUFFA Sandra Buffa Executive Vice President and Chief Financial Officer

Date: December 2, 2004

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  ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
SIGNATURES